Exhibit 10.5
AMENDED AND RESTATED
EMPLOYEE MATTERS AGREEMENT
This AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT (the “Agreement”) is made and entered into as of July 2, 2008 by and between FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (“FIS”), and LENDER PROCESSING SERVICES, INC., a Delaware corporation (“LPS” and together with FIS, the “Parties” and individually, a “Party”). This Agreement amends and restates, in its entirety, the obligations of the parties under the Employee Matters Agreement between the Parties, dated as of June 13, 2008 (the “Prior Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Contribution and Distribution Agreement between the Parties, dated as of June 13, 2008 (the “Contribution Agreement”).
RECITALS:
     WHEREAS, upon the effectiveness of the information statement relating to the distribution of certain shares of common stock of LPS to the FIS stockholders (the “Distribution”), LPS will no longer be a wholly owned subsidiary of FIS; and
     WHEREAS, all FIS employees whose functions or responsibilities primarily relate to the Transferred Business shall be transferred to LPS on the Asset Contribution Date and thereafter, such employees shall be employees of LPS; and
     WHEREAS, the Parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, employees of the LPS Group after the consummation of the Distribution.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, the Parties hereby agree with legal and binding effect as follows:
ARTICLE I
DEFINITIONS
     The following terms, as used herein, shall have the following meanings:
     “Affiliate” means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this Agreement, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning set forth in the preamble of this Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
     “Contribution Agreement” has the meaning set forth in the preamble of this Agreement.
     “Dispute” is defined in Section 4.4 herein.
     “Distribution” has the meaning set forth in the recitals of this Agreement.

     “Dual Employee” means any individual set forth on Schedule I under the heading “Dual Employees.”
     “Effective Date” means the date of the Spin-off.
     “Employee Benefit Plan” means:
          (a) any plan, fund, or program that provides health, medical, surgical, hospital or dental care or other welfare benefits, or benefits in the event of sickness, accident or disability, or death benefits, apprenticeship or other training programs, or day care centers, scholarship funds, or prepaid legal services;
          (b) any plan, fund, or program that provides retirement income to employees or results in a deferral of income by employees for periods extending to the termination of covered employment or beyond;
          (c) any plan, fund or program that provides severance, unemployment, vacation or fringe benefits (including dependent and health care accounts);
          (d) any incentive compensation plan, deferred compensation plan, stock option or stock-based incentive or compensation plan, or stock purchase plan; or
          (e) any other “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any other “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation including, without limitation, insurance coverage, severance benefits, disability benefits, fringe benefits, pension or retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.
     “Employees” means U.S. Employees and Non-U.S. Employees.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
     “FIS” has the meaning set forth in the preamble to this Agreement.
     “FIS 401(k) Plan” means the Fidelity National Information Services, Inc. 401(k) Profit Sharing Plan, as may be amended from time to time.
     “FIS Annual Incentive Plan” is defined in Section 2.7 herein.
     “FIS Common Stock” means a share of common stock, $0.01 par value per share, of FIS.
     “FIS Deferred Compensation Plan” is defined in Section 2.6(a) herein.
     “FIS ESPP” means the Fidelity National Information Services, Inc. Employee Stock Purchase Plan, as may be amended from time to time.
     “FIS Flex Plans” is defined in Section 2.3 herein.

     “FIS Group” means FIS, the FIS Subsidiaries and each Person that is an Affiliate of FIS (other than LPS or any LPS Group Member) immediately after the Effective Date.
     “FIS Health Plans” is defined in Section 2.2 herein.
     “FIS Option” is defined in Section 3.1(b) herein.
     “FIS Restricted Share” means an unvested restricted share of FIS common stock issued pursuant to an Employee Benefit Plan maintained by the FIS Group.
     “FIS Stock Account” is defined in Section 2.1(d) herein.
     “FIS Welfare Plan” is defined in Section 2.4 herein.
     “Group Member” means either a member of the LPS Group or a member of the FIS Group, as the context requires.
     “Interim Period” is defined in Section 2.1(f) herein.
     “LPS” has the meaning set forth in the preamble to this Agreement.
     “LPS 401(k) Plan” is defined in Section 2.1(a) herein.
     “LPS Annual Incentive Plan” is defined in Section 2.7 herein.
     “LPS Common Stock” means a share of common stock, $0.0001 par value per share, of LPS.
     “LPS Conversion Ratio” shall equal the closing price of a share of FIS Common Stock on the New York Stock Exchange on the Effective Date, taking into account any adjustments necessary to reflect the when-issued closing price of a share of LPS Common Stock on the Effective Date and the ex-dividend closing price of a share of FIS Common Stock on the Effective Date, divided by the when-issued closing price of a share of LPS Common Stock on the New York Stock Exchange on the Effective Date.
     “LPS Deferred Compensation Plan” is defined in Section 2.6(a).
     “LPS Director” means any individual who will serve as a director of an LPS Group Member on the first day immediately following the Effective Date and who will not also serve as a director of the FIS Group on such date.
     “LPS ESPP” is defined in Section 3.3(a) herein.
     “LPS ESPP FIS Stock Account” is defined in Section 3.3(c) herein.
     “LPS Flex Plans” is defined in Section 2.3 herein.
     “LPS Group” means LPS, the LPS Subsidiaries and each Person that LPS controls, directly or indirectly, immediately after the Effective Date.
     “LPS Group Member” means a member of the LPS Group.
     “LPS Health Plans” is defined in Section 2.2 herein.

     “LPS Restricted Shares” is defined in Section 3.2(a) herein.
     “LPS Welfare Plan” is defined in Section 2.4 herein.
     “Non-U.S. Employee” means an employee of LPS or any LPS Group Member on a non-U.S. payroll.
     “Party” and “Parties” have the meanings set forth in the preamble to this Agreement.
     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency, or political subdivision thereof.
     “Spin-off” has the meaning set forth in the Contribution Agreement.
     “Subsidiaries” means with respect to any specified Person, any corporation or other legal entity of which such Person controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members to the board of directors or similar governing body.
     “Transfer Date” means, with respect to each of the following, the date as soon as practicable after the quarter ending June 30, 2008 when FIS shall cause the Transferred Employees’ accounts, if any, under (a) the FIS 401(k) Plan to be transferred to the LPS 401(k) Plan; (b) the FIS Flex Plans to be transferred to the LPS Flex Plans; (c) the FIS ESPP to be transferred to the LPS ESPP; and (d) the FIS Deferred Compensation Plan to be transferred to the LPS Deferred Compensation Plan.
     “Transferred Employee” means an individual who is an employee of LPS or any LPS Group Member on the first day immediately following the Asset Contribution Date and who is not also an employee of the FIS Group on such date.
     “Transition Period” means the period commencing on the Effective Date and continuing until December 31, 2008.
     “U.S. Employee” means an employee of LPS or any LPS Group Member on a U.S. payroll.
ARTICLE II
EMPLOYEE MATTERS
     Section 2.1 401(k) Plan.
          (a) Effective on or before the Effective Date, LPS shall adopt, or cause the applicable LPS Group Member to adopt, a 401(k) plan and related trust which are intended to be tax-qualified under Code Section 401(a) and to be exempt from taxation under Code Section 501(a)(1) (collectively, the “LPS 401(k) Plan”) under which Employees shall be eligible to participate on substantially similar terms and conditions as were applicable under the FIS 401(k) Plan immediately prior to the Effective Date. The Transferred Employees shall be eligible to participate in the LPS 401(k) Plan on the Effective Date.
          (b) On the Transfer Date, FIS shall cause the accounts, if any, of any Transferred Employee who is employed by LPS or an LPS Group Member immediately prior to the Transfer Date, their beneficiaries and their respective alternate payees, if any, under the FIS 401(k) Plan to be transferred to the LPS 401(k) Plan, and LPS shall cause such transferred accounts to be accepted by the LPS 401(k) Plan in accordance with Section 414(l) of the Code, to the extent applicable. Any outstanding Transferred Employee loan balances under the FIS 401(k) Plan shall also be transferred with the underlying accounts.
          (c) Such transfer shall include credit for any FIS employer matching contributions allocable for the period ending on the last day such Transferred Employees participate in the FIS 401(k) Plan, it being understood that no condition exists that such Transferred Employees be employed by a participating employer on any other date to be eligible for such allocation.
          (d) The transfer of such accounts shall be made in cash, interests in mutual funds, securities or other property or in a combination thereof, as the Parties may agree; provided, however, that, (1) to the extent practicable, the transferred accounts shall be reinvested initially in investments under the LPS 401(k) Plan that are comparable to the investments in which such accounts were invested immediately before the Transfer Date and (2) the portions of the transferred accounts invested in FIS common stock shall be transferred in-kind to an account for FIS common stock in the LPS 401(k) Plan (the “FIS Stock Account”). LPS shall indemnify and hold harmless FIS for any liability arising from, or related to, the transfer contemplated by the foregoing provisions of this Section 2.1.
          (e) The FIS Stock Accounts shall be frozen immediately after the transfer so that contributions may not be allocated to, or transferred into, the FIS Stock Accounts after the transfer; provided, however, that participants in the LPS 401(k) Plan with FIS Stock Accounts may diversify out of their FIS Stock Accounts at any time.
          (f) During the period commencing on the Effective Date and continuing until immediately before the Transfer Date (the “Interim Period”), LPS shall use commercially reasonable efforts to furnish, or cause to be furnished, to FIS such information as is reasonably necessary for FIS to properly administer during the Interim Period the Transferred Employees’ accounts under the FIS 401(k) Plan and maintain records accurately with respect thereto, including, without limitation, informing FIS of any employment terminations of Transferred Employees occurring during the Interim Period.
          (g) The Transferred Employees shall, effective as of the Effective Date, cease to be eligible to participate in, and to have any further payroll deductions withheld pursuant to, the FIS 401(k) Plan. LPS shall be obligated to make to the LPS 401(k) Plan any employer matching contributions that become payable to the Transferred Employees on or after the Effective Date in accordance with the terms of the LPS 401(k) Plan.
     Section 2.2 Health and Dental Plans. Effective on or before the Effective Date, LPS shall adopt, or cause the applicable LPS Group Member to adopt, medical and dental benefit plans (collectively, the “LPS Health Plans”) under which Employees shall be eligible to participate on substantially similar terms and conditions as were applicable under the FIS medical and dental benefit plans (collectively, the “FIS Health Plans”) immediately prior to the Effective Date. The Transferred Employees shall be eligible to participate in the LPS Health Plans immediately after the Effective Date. The Transferred Employees shall, effective as of the Effective Date, cease to be eligible to participate in, and to have any further payroll deductions withheld pursuant to, the FIS Health Plans. Following the Effective Date, LPS shall, or shall cause the applicable LPS Group Member to, waive limitations on eligibility, enrollment and benefits relating to any preexisting medical conditions of the Transferred Employees and their eligible dependents; provided, however, that such waiver of preexisting conditions shall not extend to any condition that prevented a Transferred Employee’s, spouse’s or dependent’s coverage under the FIS Health Plans as of the Effective Date. Following the Effective Date, LPS shall recognize, or shall cause the applicable LPS Group Member to also recognize, for purposes of annual deductible and out-of-pocket limits under the LPS Health Plans, deductible and out-of-pocket expenses paid by Transferred Employees and their respective dependents under the FIS Health Plans in the calendar year in which the Effective Date occurs to the extent that the Transferred Employees participate in any such FIS Health Plans in such same calendar year.
     Section 2.3 Health and Dependent Care Flexible Spending Account Plans. Effective on or before the Effective Date, LPS shall adopt, or cause the applicable LPS Group Member to adopt, health and dependent care flexible spending account plans (the “LPS Flex Plans”) under which eligible U.S. Employees shall be eligible to participate on substantially similar terms and conditions as were applicable under the FIS health and dependent care flexible spending account plans (the “FIS Flex Plans”) immediately prior to the Effective Date. The Transferred Employees shall be eligible to participate in LPS Flex Plans on the Effective Date. The Transferred Employees shall, effective as of the Effective Date, cease to be eligible to participate in, and to have any further payroll deductions withheld pursuant to, the FIS Flex Plans. The beginning balance in the LPS Flex Plans of each Transferred Employee who participated in the FIS Flex Plans as of the Effective Date shall be the unused portion of the balance in the FIS Flex Plans. On the Transfer Date, FIS shall transfer any unused amount in the FIS Flex Plans (on behalf of any Transferred Employee who is employed by LPS or an LPS Group Member immediately prior to the Transfer Date) to LPS and LPS shall credit such transferred amounts to its LPS Flex Plans on behalf of such Transferred Employees. All claims for reimbursement after the Effective Date, including those incurred before the Effective Date but not yet reimbursed from the FIS Flex Plans, shall be submitted to the LPS Flex Plans. For avoidance of doubt, this transaction shall not trigger a mid-year election change and the Transferred Employees’ salary reduction elections under the FIS Flex Plans shall continue for the balance of the plan year under the LPS Flex Plans. During the Interim Period, LPS shall use commercially reasonable efforts to furnish, or cause to be furnished, to FIS such information as is reasonably necessary for FIS to properly administer during the Interim Period the Transferred Employees’ accounts under the FIS Flex Plans and maintain records accurately with respect thereto, including, without limitation, informing FIS of any employment terminations of Transferred Employees occurring during the Interim Period. LPS shall indemnify and hold harmless FIS for any liability arising from, or related to, the transfer contemplated by the foregoing provisions of this Section 2.3.
     Section 2.4 Other Welfare Plans. Effective on or before the Effective Date, LPS shall adopt, or cause the applicable LPS Group Member to adopt employee welfare benefit plans (as defined in Section 3(1) of ERISA) not already described in Sections 2.2 and 2.3 above (collectively, the “LPS Welfare Plans”) under which eligible Employees shall be eligible to participate on substantially similar terms and conditions as were applicable under the employee welfare benefit plans maintained by FIS for Employees immediately prior to the Effective Date (collectively, the “FIS Welfare Plans”). The Transferred Employees shall be eligible to participate in the LPS Welfare Plans on the Effective Date. The Transferred Employees shall, effective as of the Effective Date, cease to be eligible to participate in, and to have any further payroll deductions withheld pursuant to, the FIS Welfare Plans.
     Section 2.5 Credit for Service. To the extent that service is relevant for purposes of eligibility and vesting (and, in order to calculate the amount of any vacation, sick days, severance and similar benefits, but not for purposes of defined benefit pension benefit accruals) under any retirement plan, employee benefit plan, program or arrangement established or maintained by LPS or any LPS Group Member for the benefit of the Transferred Employees, such plan, program or arrangement shall credit such Transferred Employees for service earned on and prior to the Effective Date with FIS or any FIS Group Member or any of their respective predecessors in addition to service earned with LPS or any LPS Group Member after the Effective Date, except to the extent such (a) credit would result in an unintended duplication of benefits or (b) time period of service is not otherwise credited to other participants covered under the applicable LPS Group plan, program or arrangement.

     Section 2.6 Nonqualified Deferred Compensation Plans.
          (a) Effective on or before the Effective Date, LPS shall adopt, or cause the applicable LPS Group Member to adopt, nonqualified deferred compensation plans (the “LPS Deferred Compensation Plan”) under which specified U.S. Employees shall be eligible to participate on substantially similar terms and conditions as were applicable under the deferred compensation plans maintained by FIS for U.S. Employees immediately prior to the Effective Date (the “FIS Deferred Compensation Plan”) and under which LPS was an adopting employer.
          (b) The eligible Transferred Employees shall be eligible to participate in the LPS Deferred Compensation Plan on the Effective Date. The Transferred Employees shall, effective as of the Effective Date, cease to be eligible to participate in, and to have any further payroll deductions withheld pursuant to, the FIS Deferred Compensation Plan.
          (c) As of the Effective Date, (i) LPS shall cease to be an adopting employer of the FIS Deferred Compensation Plan and (ii) FIS shall assign to LPS (or the applicable LPS Group Member), and LPS (or the applicable LPS Group Member) shall assume, all obligations and liabilities of FIS with respect to participating Transferred Employees under the FIS Deferred Compensation Plan who are employed by LPS or an LPS Group Member immediately prior to the Transfer Date; provided, however, that on the Transfer Date, FIS shall transfer, or cause to be transferred, to LPS or the applicable LPS Group Member (or a rabbi trust established with respect to the LPS Deferred Compensation Plan) cash or other assets equal to the aggregate value of the liabilities attributable to such Transferred Employees under the FIS Deferred Compensation Plan as of the Transfer Date. As of the Effective Date, FIS shall assign and transfer to LPS the life insurance policy issued by Pacific Life Insurance Company and owned by FIS insuring the life of Jeffrey S. Carbiener. LPS shall indemnify and hold harmless FIS for any liability arising from, or related to, the transfer contemplated by the foregoing provisions of this Section 2.6.
          (d) During the Interim Period, LPS shall use commercially reasonable efforts to furnish, or cause to be furnished, to FIS such information as is reasonably necessary for FIS to properly administer during the Interim Period the Transferred Employees’ accounts under the FIS Deferred Compensation Plan and maintain records accurately with respect thereto, including, without limitation, informing FIS of any employment terminations of Transferred Employees occurring during the Interim Period.
          (e) For avoidance of doubt, (i) this transaction shall not trigger a termination of employment for the Transferred Employees who are employed by LPS or an LPS Group Member immediately prior to the Effective Date and (ii) the deferral elections for such Transferred Employees shall continue for the balance of the plan year under the LPS Deferred Compensation Plan.
     Section 2.7 Annual Incentive Plan. Effective on or before the Effective Date, LPS shall adopt, or cause the applicable LPS Group Member to adopt, an annual incentive plan (the “LPS Annual Incentive Plan”) under which Employees shall be eligible to participate on substantially similar terms and conditions as were applicable under the annual incentive plan maintained by FIS for Employees immediately prior to the Effective Date (the “FIS Annual Incentive Plan”). Any Transferred Employees who participate in the FIS Annual Incentive Plan prior to the Effective Date shall, effective as of the Effective Date, (a) cease to be eligible to participate in the FIS Annual Incentive Plan and (b) be eligible to participate in the LPS Annual Incentive Plan.

ARTICLE III
STOCK OPTIONS AND STOCK-BASED INCENTIVE COMPENSATION
     Section 3.1 Options.
           (a) Effective on or before the Effective Date, LPS shall adopt, or cause the applicable LPS Group Member to adopt, an equity-based plan for the benefit of employees of the LPS Group.
           (b) On the Effective Date, each outstanding option to purchase FIS common stock (“FIS Option”) held by Transferred Employees (who are employed by LPS or an LPS Group Member immediately prior to the Effective Date) and LPS Directors shall, without any action on the part of FIS or such holders, automatically be substituted by LPS insofar as they relate to FIS Options held by such Transferred Employees and LPS Directors, and each FIS Option so substituted shall, without any action on the part of LPS or the holder of such FIS Option, automatically become an option to acquire, on the same terms and conditions as were applicable under the FIS Option immediately prior to the Effective Date, a number of shares of LPS Common Stock determined as follows:
                (i) the number of shares of LPS Common Stock subject to each FIS Option substituted by LPS shall be determined by multiplying the number of shares of FIS common stock that were subject to such FIS Option immediately prior to the Effective Date by the LPS Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of LPS Common Stock; and
                (ii) the per share exercise price for LPS Common Stock issuable upon exercise of each FIS Option substituted by LPS shall be determined by dividing the per share exercise price of FIS common stock subject to such FIS Option, as in effect immediately prior to the Effective Date, by the LPS Conversion Ratio, and rounding the resulting exercise price to the nearest whole cent.
           (c) On the Effective Date, (i) one-third of the FIS Options held by Dual Employees shall be converted to LPS options in accordance with Section 3.1(b) herein and (ii) two-thirds of the FIS Options held by Dual Employees shall be adjusted in the same manner as FIS Options are adjusted for FIS Employees who do not become LPS Employees.
           (d) Any restriction on the exercise of any FIS Option substituted by LPS shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such FIS Option shall otherwise remain unchanged as a result of the substitution of such FIS Option.
     Section 3.2 FIS Restricted Stock.
           (a) On the Effective Date, FIS Restricted Shares held by Transferred Employees (who are employed by LPS or an LPS Group Member immediately prior to the Effective Date) and LPS Directors immediately prior to the Effective Date shall be substituted into the number of restricted shares of LPS Common Stock (the “LPS Restricted Shares”) determined by multiplying the number of FIS Restricted Shares by the LPS Conversion Ratio. Following such conversion, all LPS Restricted Shares shall be subject to the equivalent vesting restrictions and other terms and conditions as were applicable to FIS Restricted Shares.
           (b) On the Effective Date, (i) one-third of the FIS Restricted Shares held by Dual Employees immediately prior to the Effective Date shall be substituted into LPS Restricted Shares in accordance with Section 3.2(a) and (ii) two-thirds of the FIS Restricted Shares held by Dual Employees immediately prior to the Effective Date shall be adjusted in the same manner as FIS Restricted Shares are adjusted for FIS Employees who do not become LPS Employees. The additional FIS Restricted Shares shall be subject to the equivalent vesting restrictions and other terms and conditions as were applicable to FIS Restricted Shares.
     Section 3.3 Employee Stock Purchase Plan.
           (a) Effective on or before the Effective Date (or such other date as may be agreed to by the Parties), LPS shall adopt, or cause the applicable LPS Group Member to adopt, an employee stock purchase plan (the “LPS ESPP”) that is substantially similar to the FIS ESPP in which Employees participate immediately prior to the Effective Date. The Transferred Employees shall be eligible to participate in the LPS ESPP on the Effective Date.
           (b) On the Transfer Date, FIS shall cause the accounts, if any, of any Transferred Employee who is employed by LPS or an LPS Group Member immediately prior to the Transfer Date under the FIS ESPP to be transferred to the LPS ESPP, and LPS shall cause such transferred accounts to be accepted by the LPS ESPP. For purposes of the one-year requirement for matches under the LPS ESPP, LPS will give credit to Transferred Employees for their service with any FIS Group Member immediately prior to the Effective Date. LPS shall indemnify and hold harmless FIS for any liability arising from, or related to, the transfer contemplated by the foregoing provisions of this Section 3.3.
           (c) During the Interim Period, LPS shall use commercially reasonable efforts to furnish, or cause to be furnished, to FIS such information as is reasonably necessary for FIS to properly administer during the Interim Period the Transferred Employees’ accounts under the FIS ESPP and maintain records accurately with respect thereto, including, without limitation, informing FIS of any employment terminations of Transferred Employees occurring during the Interim Period.
           (d) The portions of the transferred accounts invested in FIS common stock shall be transferred in-kind to an account in the LPS ESPP (the “LPS ESPP FIS Stock Account”). The LPS ESPP FIS Stock Accounts shall be frozen immediately after the transfer so that contributions may not be allocated to, or transferred into, the LPS ESPP FIS Stock Accounts after the transfer; provided, however, that participants in the LPS ESPP with LPS ESPP FIS Stock Accounts may receive a distribution of FIS common stock out of their LPS ESPP FIS Stock Account at any time.
           (e) The Transferred Employees shall, effective as of the Effective Date, cease to be eligible to participate in and to have any further payroll deductions withheld pursuant to the FIS ESPP.
           (f) LPS shall be obligated to make to the LPS ESPP any employer matching contributions that become payable to the Transferred Employees for quarters ending after the Effective Date in accordance with the terms of the LPS ESPP. For purposes of clarification, such contributions shall include matches attributable to contributions made by Transferred Employees to the FIS ESPP which contributions were transferred to the LPS ESPP pursuant to Section 3.3(b).
ARTICLE IV
MISCELLANEOUS
     Section 4.1 Amendment or Termination of Employee Benefit Plans. Notwithstanding anything herein to the contrary, neither the LPS Group nor the FIS Group shall be restricted in any way from amending or, with thirty (30) days’ advance written notice to the other Party, terminating, at any time or for any reason, their respective Employee Benefit Plans, in whole or in part, or with respect to any employee or group of employees; provided, however, that FIS shall provide LPS with at least thirty (30) days’ advance written notice before the effectiveness of any material amendment by FIS of any FIS Employee Benefit Plan in which Employees participate.
     Section 4.2 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written and oral (and all contemporaneous oral) agreements and understandings with respect to the express subject matter hereof. For purposes of this Section 4.2 only, references herein to this Agreement shall include the Schedules and Exhibits to this Agreement.
     Section 4.3 Cooperation. FIS and LPS agree to, and to cause their Group Members to, cooperate and use reasonable efforts to promptly (a) comply with all requirements of this Agreement; ERISA, the Code and other laws and regulations that may be applicable to the matters addressed herein, (b) subject to applicable law, provide each other with such information reasonably requested by the other Party to assist the other Party in administering the Employee Benefit Plans, including for purposes of payroll administration and auditing and reviewing charges, costs and allocation methodologies with respect to the provision of benefits under the Employee Benefit Plans; (c) comply with applicable law and regulations and the terms of this Agreement; and (d) to the extent agreed upon by LPS and FIS, establish one or more replacement Employee Benefit Plans for LPS.
     Section 4.4 Dispute Resolution. Each of FIS and LPS mutually desire that friendly collaboration will continue between them. Accordingly, they will try to resolve, in an amicable manner, all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments thereto. In furtherance thereof, in the event of any dispute or disagreement (a “Dispute”) between the Parties in connection with this Agreement, each of FIS and LPS agree that the Dispute shall be resolved in accordance with the Dispute resolution provisions set forth in the Contribution Agreement.
     Section 4.5 Third Party Beneficiaries. This Agreement shall not confer third-party beneficiary rights upon any employee of the LPS Group or FIS Group or any other person or entity. Nothing in this Agreement shall be construed as giving to any such employee or other person or entity any legal or equitable right against FIS or LPS (or their respective Group Members). Nothing in this Agreement shall constitute or be construed as an amendment to, or modification of, any employee benefit plan or arrangement of FIS or LPS (or their respective Group Members) or limit in any way the right of FIS or LPS (or their respective Group Members) to amend, modify or terminate any of their respective employee benefit plans or arrangements. This Agreement shall not constitute a contract of employment and will not give any employee or other person a right to be employed by, or retained in the employ of, either FIS or LPS (or their respective Group Members), unless the employee or other person would otherwise have that right under applicable law. This Agreement shall not be deemed to change the at-will status of any employee.
     Section 4.6 Employment Records. The Parties agree that on, or within a reasonable time period after, the Effective Date, the FIS Group shall provide to the LPS Group all employment records for the Employees required to be kept under applicable law or necessary for the conduct of the business of the LPS Group; provided, however, (a) that such records shall not include any records to the extent such a transfer would violate applicable law or cause an FIS Group member to break any agreement with a third party and (b) that such records are in the possession of the FIS Group. The FIS Group may make, at its expense, and keep copies of such records. After the Effective Date, as may be necessary for any business purpose of the FIS Group, or to permit the FIS Group to respond to any government inquiry or audit, defend any claim or lawsuit or administer any FIS Employee Benefit Plan, the LPS Group will allow the

FIS Group reasonable access to and, if requested, copies of any records relating to all Employees. The FIS Group shall be responsible for the cost associated with the production and copies of such requested documents. FIS acknowledges (for itself and its respective Group Members) that LPS and its Group Members are under no obligation to retain the above-described records for a period of time that exceeds LPS’ internal document retention policy, or applicable law, whichever is greater.
     Section 4.7 Termination; Liability for Costs.
          (a) This Agreement shall terminate when services are no longer being provided herein.
          (b) During the term of this Agreement and until the third anniversary of the date on which this Agreement is terminated, FIS shall indemnify and hold harmless LPS for any liability arising out of, or related to, any of the FIS Employee Benefit Plans (including, without limitation, liability related to the administration of the FIS Employee Benefit Plans) other than the actual costs for services or charge for benefits charged to LPS as contemplated herein, provided that such liability arises from, or relates to, negligent conduct, willful misconduct or the violation of law by FIS.
          (c) During the term of this Agreement and until the third anniversary of the date on which this Agreement is terminated, LPS shall indemnify and hold harmless FIS for any liability arising from, or related to, the LPS Employee Benefit Plans and any services provided by FIS with respect to any of the LPS Employee Benefit Plans other than liability that arises from, or relates to, negligent conduct, willful misconduct or the violation of law by FIS.
[signature page follows]

     IN WITNESS WHEREOF, the Parties as of the date set forth above have executed this Employee Matters Agreement.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
By	/s/ Lee A. Kennedy
Lee A. Kennedy
President and Chief Executive Officer

LENDER PROCESSING SERVICES, INC.
By	/s/ Jeffrey S. Carbiener
Jeffrey S. Carbiener President and Chief Executive Officer